Comparison of change in value of $10,000 investment in Dreyfus Florida Intermediate Municipal Bond Fund with the Lehman Brothers 10-Year Municipal Bond Index and the Lehman Brothers 7-Year Municipal Bond Index

EXHIBIT A:

                Dreyfus
                Florida        Lehman Brothers   Lehman Brothers
              Intermediate         10-Year         7-Year
  PERIOD       Municipal           Municipal       Municipal
               Bond Fund         Bond Index *    Bond Index *

  1/21/92       10,000             10,000          10,000
 12/31/92       10,935             10,869          10,779
 12/31/93       12,339             12,257          11,904
 12/31/94       11,732             11,672          11,574
 12/31/95       13,373             13,676          13,212
 12/31/96       13,821             14,297          13,788
 12/31/97       14,699             15,618          14,845
 12/31/98       15,431             16,674          15,769
 12/31/99       15,252             16,466          15,746
 12/31/00       16,409             18,238          17,175
 12/31/01       17,127             19,080          18,065


* Source: Lehman Brothers